                                                              EXHIBIT (G) (5)



SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
------------------------------------------------------x
                                                      :
BRICKELL PARTNERS, a Florida                          :
Partnership, Individually On Its Own                  :
Behalf And On Behalf Of All Others                    :
Similarly Situated,                                   :
                                                      :  Index No. 603493/97
                      Plaintiff,                      :
                                                      :  NOTICE OF MOTION
    - against -                                       :  TO DISMISS
                                                      :
RHONE-POULENC S.A.,                                   :  ORAL ARGUMENT
                                                      :  REQUESTED
               Defendant.                             :
                                                      :
------------------------------------------------------x

     PLEASE TAKE NOTICE, that upon the affidavit of Brian Schwab, sworn to August 8, 1997, the accompanying memorandum of law, and upon the pleadings in this action, Defendant Rhone-Poulenc S.A. will move this Court on September 9, 1997, at the Motion Support Office Courtroom (Room 130), 60 Centre Street, New York, New York at 9:30 a.m. or as soon thereafter as counsel may be heard, for an order pursuant to Sections 3211(a)(2), 3211(a)(8) and 327 of the New York Civil Practice Law and Rules:

     (a)  Dismissing the Complaint in its entirety for lack of proper service;

     (b)  Dismissing the Complaint for lack of personal jurisdiction;

     (c) Dismissing the Complaint for lack of subject matter jurisdiction;

     (d) Dismissing the Complaint based on the doctrine of forum non conveniens; and

     (e) Awarding such other and further relief as the Court may deem just and equitable.

     PLEASE TAKE FURTHER NOTICE that, pursuant to CPLR (S) 2214(b), answering affidavits, if any, shall be served at least seven (7) days prior to the return date of this motion.

Dated:    New York, New York
          August 11, 1997
                               SHEARMAN & STERLING
                               Citicorp Center
                               153 East 53rd Street
                               New York, New York  10022
                               (212) 848-4000

                               Attorneys for Defendant Rhone-Poulenc S.A.

To:  WECHSLER HARWOOD HALEBIAN
      & FEFFER LLP
     805 Third Avenue
     New York, New York  10022
     (212) 935-7400

     Attorneys for Plaintiff

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
------------------------------------------------------x
                                                      :
BRICKELL PARTNERS, FLORIDA                            :
PARTNERSHIP, INDIVIDUALLY ON ITS OWN                  :
BEHALF AND ON BEHALF OF ALL OTHERS                    :
SIMILARLY SITUATED,                                   :
                                                      :  Index No. 603493/97
                      Plaintiff,                      :
                                                      :
                v.                                    :
                                                      :
RHONE-POULENC S.A.,                                   :
                                                      :
                      Defendant.                      :
                                                      :
------------------------------------------------------x

                  AFFIDAVIT OF BRIAN J. SCHWAB IN SUPPORT OF
             RHONE-POULENC S.A.'S MOTION TO DISMISS THE COMPLAINT
             ----------------------------------------------------

COUNTRY OF FRANCE)
                 ) SS.:
CITY OF PARIS    )

          BRIAN J. SCHWAB, being duly sworn, deposes and says:

     1. I am a senior legal counsel of Rhone-Poulenc S.A. based in Courbevoie, France. The following facts are true to the best of my knowledge.

     2. Rhone-Poulenc S.A. ("RPSA") is a French Societe anonyme organized and existing under the laws of the French Republic.

     3.   RPSA's legal headquarters are in Courbevoie, France.

     4.   RPSA is not a citizen of any State of the United States.

     5.   RPSA is not registered or otherwise licensed to do business in New
York.

     6. RPSA does not maintain an office, mailing address, telephone listing or bank account in New York.

     7.   RPSA does not own or lease any property or real estate in New York.

     8.   RPSA is not required to pay sales, use or any other tax in New York.

     9.   RPSA does not contract to supply goods in New York.

     10.  RPSA does not market goods or advertise goods in New York.

     11.  RPSA has never held a shareholders' meeting in New York.

     12. Rhone-Poulenc Inc. ("RPI"), a New York Corporation with its principal place of business in Cranbury, New Jersey, is an indirect subsidiary of RPSA.

     13. RPI is a free-standing corporation, with sales in 1996 of approximately 52.3 billion dollars. RPI and RPSA observe all traditional corporation formalities.

     14. RPI and RPSA each maintain their own bank accounts, accounting systems, payroll systems, financial records and budgets.

     15. RPI and RPSA have separate boards of directors, with no commonality of directors between the two companies.

     16.  RPI and RPSA each file separate tax returns.

     17.  RPI and RPSA do not commingle corporate assets.

     18. RPSA does not exercise any control over RPI's day-to-day business operations.


                                        /s/ Brian J Schwab
                                      ----------------------
                                            Brian J. Schwab

[NOTARY STAMP APPEARS HERE]

                              INDEX NO. 603493/97
================================================================================

                            NEW YORK SUPREME COURT

                              COUNTY OF NEW YORK

                             --------------------

                              BRICKELL PARTNERS,
          A FLORIDA PARTNERSHIP, INDIVIDUALLY ON ITS OWN BEHALF AND
                  ON BEHALF OF ALL OTHERS SIMILARLY SITUATED,


                                                                      PLAINTIFF,
                                   -AGAINST-

                              RHONE-POULENC S.A.,


                                                                      DEFENDANT.

================================================================================

               MEMORANDUM OF LAW OF DEFENDANT RHONE-POULENC S.A.
               IN SUPPORT OF ITS MOTION TO DISMISS THE COMPLAINT

================================================================================

                                   SHEARMAN & STERLING
                                   CITICORP CENTER
                                   153 EAST 53RD STREET
                                   NEW YORK, NEW YORK 10022
                                   (212)848-4000

                                   ATTORNEYS FOR DEFENDANT
                                   RHONE-POULENC S.A.

OF COUNSEL:

KENNETH M. KRAMER
KATHRYN TABNER
JENNIFER M. DANNEL

                                AUGUST 11, 1997

================================================================================

                               TABLE OF CONTENTS

TABLE OF AUTHORITIES........................................................ ii

PRELIMINARY STATEMENT.......................................................  1

STATEMENT OF FACTS..........................................................  2

ARGUMENT....................................................................  3

     I.   PLAINTIFF HAS FAILED TO EFFECT SERVICE ON DEFENDANT
          RHONE-POULENC.....................................................  3

     II.  THIS COURT DOES NOT HAVE PERSONAL JURISDICTION OVER
          RHONE-POULENC.....................................................  6

     III. AS NO OFFER TO PURCHASE THE REMAINING SHARES HAS
          BEEN MADE, AND INDEED MAY NOT BE MADE UNTIL THE
          STANDSTILL AGREEMENT EXPIRES, THERE IS NO JUSTICIABLE
          CASE OR CONTROVERSY BEFORE THIS COURT.............................  9

     IV.  THIS COURT SHOULD EXERCISE ITS DISCRETION UNDER THE
          DOCTRINE OF FORUM NON CONVENIENS AND DISMISS THIS
          ACTION AGAINST A FRENCH CORPORATION REGARDING
          DECISIONS MADE AND ACTIONS TAKEN IN FRANCE........................ 10

          A.   The Alleged Transaction Out Of Which This Dispute Arose
               Occurred In A Foreign Jurisdiction........................... 12

          B.   Burden On The New York Courts................................ 13

          C.   Burden On The Defendants..................................... 14

          D.   An Alternative Forum......................................... 16

          E.   The Residency of the Parties................................. 16

CONCLUSION.................................................................. 17

                             TABLE OF AUTHORITIES

Cases                                                                    Page(s)
-----                                                                    -------
Apple Records, Inc. v. Capitol Records, Inc., 137 A.D.2d 50,
--------------------------------------------
     529 N.Y.S.2d 279 (1st Dep't 1988) ........................................7

Brooke Group Ltd. v. JCH Syndicate 488, 214 A.D.2d 486, 625 N.Y.S.2d
--------------------------------------
     223 (1st Dep't 1995), aff'd, 87 N.Y.2d 530, 640 N.Y.S.2d 479 (1996) .....12
                           -----

Continental Ins. Co. v. Polaris Indus. Partners L.P. 199 A.D.2d 222,
----------------------------------------------------
     606 N.Y.S.2d 164 (1st Dep't 1993) .......................................14

De Torres v. Arocena, 155 Misc. 2d 52, 587 N.Y.S.2d 495
--------------------
     (Sup. Ct. N.Y. Co. 1992) ................................................13

Derso v. Volkswaeen of America, Inc., 159 A.D.2d 937,
-------------------------------------
     552 N.Y.S.2d 1001 (4th Dep't 1990) .......................................5

Frank Management, Inc. v. Weber, 145 Misc. 2d 995.
--------------------------------
     549 N.Y.S.2d 317 (Sup. Ct. N.Y. Co. 1989) ................................7

Grossman v. Sapphire Petroleums Ltd., 195 N.Y.S.2d 851
------------------------------------
     (Sup. C. Kings Co. 1959) .................................................8

Heaps v. Simon & Schuster Co., 150 A.D.2d 164,
-----------------------------
     540 N.Y.S.2d 437 (1st Dep't 1989) ................................ 11,14,15

Inspection Security and Law Enforcement Employees, District Council 82,
-------------------------------------------------
     v. Cuorio, 64 N.Y.2d 233, 485 N.Y.S.2d 719 (1984) ........................9
     ---------

Irrigation & Indus, Dev. Corp. v. Indus S.A., 37 N.Y.2d 522,
--------------------------------------------
     375 N.Y.S.2d 296 (1975) .................................................12

Islamic Republic of Iran v. Pahlavi, 62 N.Y.2d 474, 478 N.Y.S.2d 597
-----------------------------------
     (1984), cert. denied, 469 U.S. 1108 (1985) .....................11,13,15,16
             ------------

In re: Jamaica Water Supply Co., 158 Misc. 2d 378. 600 N.Y.S.2d 914
-------------------------------
     (Sup. Ct. Queens Co. 1993) ............................................9,10

Joseph Walker & Sons v. Lehigh Coal & Navigation Co., 8 Misc. 2d 1005,
----------------------------------------------------
     167 N.Y.S.2d 632 (Sup. Ct. N.Y. Co. 1957) ................................8

Cases                                                                                                     Page(s)
-----                                                                                                     -------
Loeneard v. Santa Fe Indus..Inc., 70 N.Y.2d 262, 519 N.Y.S.2d 801 (1987).................................      7
--------------------------------
Mollendo Equip. Co. v. Sekisan Trading Co., 56 A.D.2d 750, 392 N.Y.S.2d 427
------------------------------------------
     (1st Dep't 1977), aff'd, 43 N.Y.2d 916, 403 N.Y.S.2d 729 (1978).....................................     14
                       -----
Morley v. Morley. 191 A.D. 2d 372. 595 N.Y.S.2d 200
----------------
     (1st Dep't 1993)....................................................................................     16

P.T. Delami Garrent Indus. v. Cassa di Risparmio di Torino. 164 Misc.
----------------------------------------------------------
     2d 38. 623 N.Y.S.2d 476 (Sup. Ct. N.Y. Co. 1994).
     aff'd sub nom. World Point Trading PTE. Ltd. v. Credito Italiano.
     -------------- -------------------------------------------------
     225 A.D. 26 153 (1st Dep't 1996)....................................................................     13

Piper Aircraft Co, v. Reyno. 454 U.S. 235 (1981).........................................................  13,14
---------------------------

Robbins v. Ring, 9 Misc. 2d 44. 166 N.Y.S.2d 483
---------------
     (Sup. Ct. N.Y. Co. 1957)............................................................................      8

Silver v. Great Am. Ins. Co., 29 N.Y.2d 356. 328 N.Y.S.2d 398 (1972).....................................  13,16
----------------------------

Tetra Finance (HK) Ltd. v. Patrv, 115 A.D.2d 408, 490 N.Y.S.2d 37
--------------------------------
     (1st Dep't 1985)....................................................................................     12

Vazquez v. Sund. Emba AB. 152 A.D.2d 389, 548 N.Y.S.2d 728
------------------------
     (2d Dep't 1989).....................................................................................      4

Zelouf v. Republic Nat'l Bank of New York, 225 A.D.2d 419, 640 N.Y.S.2d 15
-----------------------------------------
     (1st Dept't 1996....................................................................................     12

Statutes
--------

BCL (S) 307 (McKinney 1997)..............................................................................  3,4,5

CPLR (S) 302 (a)(2) (McKinney 1997)......................................................................    6,8

CPLR (S) 302 (a)(3) (McKinney 1997)......................................................................    6,8

CPLR (S) 311 (a)(1) (McKinney 1997)......................................................................      5

CPLR (S) 327 (McKinney 1997).............................................................................   1,10

CPLR (S) 327 (a) (McKinney 1997).........................................................................     11

STATUTES
--------

CPLR (S) 3211 (a)(2) (McKinney 1997).......................................1
CPLR (S) 3211 (a)(g) (McKinney 1997).......................................1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------x
BRICKELL PARTNERS, a Florida           :
Partnership, Individually On Its Own   :
Behalf And On Behalf Of All Others     :
Similarly Situated,                    :
                                       :   Index No. 603493/97
                         Plaintiff,    :
                                       :
     - against -                       :
                                       :
RHONE-POULENC S.A.,                    :
                                       :
                         Defendant.    :
---------------------------------------x


                        MEMORANDUM OF LAW OF DEFENDANT
                       RHONE-POULENC S.A. IN SUPPORT OF
                      ITS MOTION TO DISMISS THE COMPLAINT
                      -----------------------------------

          Defendant Rhone-Poulenc S.A. ("Rhone-Poulenc") respectfully submits this memorandum of law in support of its motion, pursuant to N.Y. CIV. PRAC. L. & R. ("CPLR") (S) 3211(a)(2), (8) and 327, to dismiss the complaint of Brickell Partners (the "Complaint") (1) for lack of proper service on Rhone-Poulenc; (2) for lack of personal jurisdiction over Rhone-Poulenc; (3) for lack of subject matter jurisdiction under the ripeness doctrine; and (4) based upon the doctrine of forum non conveniens.

                             PRELIMINARY STATEMENT
                             ---------------------

          This lawsuit does not belong in any court, much less one located in the State of New York. Plaintiff, who hails from Florida, is suing Rhone-Poulenc, a French corporation, over an event which has not even occurred, and indeed, according to the allegations of the Complaint itself, cannot even occur until after a fixed date in the future. The allegations of the Complaint demonstrate that the alleged harm to plaintiff is nonexistent; so too is any conceivable nexus to New York. Courts in this State, as in any other jurisdiction, have much more pressing business than to be available to render advisory opinions in disputes having absolutely no connection to this State. Perhaps plaintiff, in what it does not allege in the Complaint, concedes this; along with its failure to articulate a nonspeculative, justiciable cause of action against Rhone-Poulenc, it was unable either to effect proper service on or to establish a basis for personal jurisdiction over Rhone-Poulenc. As it is lacking in substance, fails to follow proper procedure, and does not assert any conceivable basis for burdening the Courts of this State, the Complaint should be dismissed.

                             STATEMENT OF FACTS/1/
                             ------------------

          Plaintiff is a Florida partnership that owns common stock of Rhone-Poulenc Rorer Inc. ("Rorer"). Complaint (P) 2. Rorer, a majority-owned subsidiary of Rhone-Poulenc, is a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business in Collegeville, Pennsylvania. Id. (P) 14. Defendant Rhone-Poulenc is
                                         ---
a corporation duly organized and existing under the laws of France, with its principal place of business in France. Id. (P) 3. Rhone-Poulenc is engaged in
                                        ---
the research, development, production, marketing and sale of human and animal pharmaceuticals, and is also involved in the chemical, fiber and polymer businesses. Id.
             ---

____________________
/1/ Except where indicated, the facts set forth herein are taken from the Complaint, and those facts are assumed to be true only for the purposes of this motion.

Rhone-Poulenc's American depository receipts ("ADRs") are traded on the New York Stock Exchange ("NYSE"). Id. Rhone-Poulenc is the majority shareholder of
                          ---
Rorer, with present ownership of approximately 68.3% of Rorer's outstanding
stock.  Id.  Rorer's stock is publicly traded on the NYSE.   Id. (P) 14.
        ---                                                  ---

          On June 26, 1997, Rhone-Poulenc stated that it was considering the possibility of acquiring the remaining shares of Rorer by making an offer to purchase these shares at $92.00 per share. Complaint (P) 15. Under the terms of a "standstill agreement," in effect since 1990, Rhone-Poulenc is prohibited from acquiring any Rorer shares until July 31, 1997. Id.
                                                      ---

                                   ARGUMENT
                                   --------

     I.   PLAINTIFF HAS FAILED TO EFFECT SERVICE ON DEFENDANT RHONE-POULENC

          Rhone-Poulenc is a foreign corporation not authorized to do business in New York. Affidavit of Brian J. Schwab ("Schwab Affidavit") (P)(P) 2, 5, sworn to August 8, 1997. Section 307 of the Business Corporation Law (and the Hague Convention on Service) governs the service of process on foreign corporations who are subject to the general jurisdiction of the New York courts but who are not authorized to do business in New York. BCL (S) 307 ("Section 307"). The provisions of Section 307 are not available if -- as Rhone-Poulenc so maintains -- New York lacks personal jurisdiction over the party being served. See Point II infra. If, however, this Court determines that it has
         ---          -----
personal jurisdiction over

Rhone-Poulenc, thereby bringing this action under the ambit of Section 307, it is clear that plaintiff failed to effect proper service on Rhone-Poulenc.

          The procedures to effect service under Section 307 involve several steps. First, plaintiff must serve a copy of the summons and complaint on the Secretary of State by personally delivering to him or his deputy a copy of the process together with a statutory filing fee. Second, plaintiff must serve notice of the service and a copy of the process on the foreign corporation by either: i) delivering notice and a copy of the process personally to Rhone-Poulenc in France and in accordance with the French laws covering the service of process; or ii) mailing notice and a copy of the process to Rhone-Poulenc by registered mail with return receipt requested at the post office address specified for the purpose of mailing process./2/ Finally, plaintiff must file an affidavit of compliance and a copy of the process with the clerk of the court within thirty (30) days after the personal service or the receipt of the return receipt (or other official proof of delivery) if the service was made by mail. Service of process shall be complete ten (10) days after the affidavit of compliance and the process are filed with the clerk of the court. BCL (S) 307 (McKinney 1997).

          Plaintiff failed to complete any of the above service requirements, and instead attempted only to serve Rhone-Poulenc Inc., an indirect subsidiary of Rhone-Poulenc with its principal place of business in Cranbury, New Jersey. Schwab Affidavit (P) 12. Even

___________________
/2/ It should be noted that if Section 307 applies, plaintiff is required to comply with the terms of the Hague Convention on Service when serving Rhone-Poulenc with copies of notice and process in France. Vazquez v. Sund Emba AB,
                                                      -----------------------
152 A.D. 2d 389, 395, 548 N.Y.S.2d 728, 731 n.4 (2d Dep't 1989).

disregarding plaintiff's failure to follow Section 307's requirements for service on a foreign corporation, service on Rhone-Poulenc Inc. cannot effect service on defendant Rhone-Poulenc. The CPLR allows for service upon a domestic or foreign corporation -- although unlike Rhone-Poulenc, only one authorized to business in New York -- to be made through personal delivery of the summons upon "an officer, director, managing or general agent, or cashier or assistant cashier or to any other agent authorized by appointment or by law to receive service." CPLR (S) 311(a)(1).

          Thus, under the CPLR, service of process on a subsidiary does not constitute adequate service on a foreign parent corporation unless the subsidiary is an agent of the parent. A subsidiary is an agent for purposes of service only when it "is so dominated by its parent corporation that it is acting as a `mere department' of the parent." Derso v. Volkswagen of America,
                                               -------------------------------
Inc., 159 A.D.2d 937, 937, 552 N.Y.S. 2d 1001, 1002 ( 4th Dep't 1990) (quoting
----
Low v. Bayerische Motoren Werke, AG, 88 A.D.2d 504, 506, 449 N.Y.S.2d 733 (1st
-----------------------------------
Dep't 1982)). Rhone-Poulenc Inc. is not a "mere department" of Rhone-Poulenc S.A., as the two corporations observe all corporate formalities, have separate boards of directors and maintain their own bank accounts, accounting and payroll systems, financial records and budgets. See Schwab Affidavit (P)(P) 13, 14, 15.
                                         ---
Most importantly, Rhone-Poulenc does not exercise any control over RPI's day-to-day operations. Id. (P) 18. As Rhone-Poulenc Inc. is not an agent of its
                 ---
parent Rhone-Poulenc, this Court should dismiss the Complaint for lack of proper service.

     II.  THIS COURT DOES NOT HAVE PERSONAL JURISDICTION OVER RHONE-POULENC

          Because Rhone-Poulenc is a foreign corporation, it is subject to the personal jurisdiction of a New York court only through application of CPLR (S) 302, New York's "long-arm" statute, which establishes various bases of personal jurisdiction over nondomiciliaries by virtue of their acts. Seemingly attempting to apply the long-arm statute, plaintiff bases this Court's jurisdiction over nonresident Rhone-Poulenc on its contention that "[a]t all relevant times, Rhone-Poulenc did or performed acts within or without the State that subject it to the jurisdiction of the Courts of the State of New York." Complaint (P) 6. With the noteworthy omission of the word "tortious," this allegation tracks the language of CPLR (S) 302(a)(2) and (3). CPLR (S) 302(a)(2) and (3) provide, in pertinent part, that a non-domiciliary is subject to the jurisdiction of New York if it:

     (a)(2): "commits a tortious act within the state. . . "

     (a)(3): "commits a tortious act without the state causing injury to person or property within the state. . . .if he

          (i) regularly does or solicits business, or engages in any other persistent course of conduct, or derives substantial revenue from goods used or consumed or services rendered, in the state, or (ii) expects or should reasonably expect the act to have consequences in the state and derives substantial revenue from interstate or international commerce."

CPLR (S) 302(a)(2)-(3) (McKinney 1997).

          Plaintiff's reliance on either of these bases of personal jurisdiction is both strikingly, and fatally, flawed. The statute on its face applies only to tort claims, and plaintiffs did not -- and indeed cannot -- plead the performance of a "tortious act."

Plaintiff's claims are "breach of fiduciary and other common law duties," Complaint (P) 23, causes of action which New York courts have refused to treat as tort claims. See Loengard v. Santa Fe Indus., Inc., 70 N.Y.2d 262, 519
                 --- ---------------------------------
N.Y.S.2d 801 (1987) (holding that the six-year contract statute of limitations, rather than the three-year tort statute of limitations, applied to an action based on a claim of unjust enrichment resulting from a breach of fiduciary duty); Frank Management, Inc. v. Weber, 145 Misc. 2d 995, 549 N.Y.S.2d 317 (Sup.
       -------------------------------
Ct. N.Y. Co. 1989) (applying the contract statute of limitations to a claim for breach of fiduciary obligation where damages were sought).

          Loengard v. Santa Fe Indus., Inc., 70 N.Y.2d 262, 519 N.Y.S.2d 801
          ---------------------------------
(1987), is particularly instructive, as it involves virtually identical facts. In Loengard, minority shareholders brought an action against majority
   --------
fiduciaries to recover damages resulting from an alleged underpayment for their shares following a "freeze-out" merger. Id. at 264, 802. The Loengard
                                         ---                   --------
plaintiffs' claims, as in this case, were based on alleged breaches of fiduciary duty. Id. Holding that a claim based on a breach of fiduciary duty is
       ---
"essentially equitable in nature," the Court of Appeals concluded that such a claim was governed by the six-year contract statute of limitations. Id. at 266-
                                                                     ---
67, 803-04. While a breach of fiduciary duty claim may, in some circumstances, be actionable in tort, see Apple Records, Inc. v. Capitol Records, Inc., 137
                       --- --------------------------------------------
A.D.2d 50, 529 N.Y.S.2d 279 (1st Dep't 1988), the proper "focus is on whether a noncontractual duty was violated; a duty imposed on individuals as a matter of social policy, as opposed to those imposed consensually as a matter of contractual agreement." Id. at 55, 282. Here, however, as in Loengard, no such
                         ---                                   --------
noncontractual duty
exists. Plaintiff's claim regarding Rhone-Poulenc's alleged breach of its fiduciary duties to Rorer's shareholders does not sound in tort, and thus the CPLR's "tortious act" long-arm provisions do not apply to subject Rhone-Poulenc to personal jurisdiction in New York.

          Moreover, even if this Court were to determine that plaintiff's claims are actionable in tort, and that the acts complained of did not occur within the State of New York, plaintiff fails to plead the New York contacts required by CPLR (S) 302(a)(3), which include: regularly doing business or engaging in conduct in New York, deriving substantial revenue from, or expecting the act to have consequences in, New York. As detailed in the Schwab Affidavit, Rhone-Poulenc is not registered or licensed to do business in New York and is not required to pay any taxes in New York. Id. (P)(P) 5, 8. Rhone-Poulenc also
                                        ---
does not contract to supply any goods in New York nor does it market or advertise goods in New York. Id. (P)(P) 9, 10. In short, Rhone-Poulenc has no
                              ---
connection to New York.

          Plaintiff further alleges that venue properly lies in New York because Rhone-Poulenc's ADRs are listed and traded on the NYSE. Complaint (P) 5. This allegation should not suffice to establish venue, and it similarly does not establish jurisdiction. It is long settled in this State that trading of a foreign corporation's stock on a stock exchange in New York does not create jurisdiction over the corporation. Joseph Walker & Sons v. Lehigh Coal &
                                    -------------------------------------
Navigation Co., 8 Misc. 2d 1005, 1006-07, 167 N.Y.S.2d 632, 632-34 (Sup. Ct.
--------------
N.Y.  Co. 1957); Robbins v. Ring, 9 Misc. 2d 44, 45-46, 166 N.Y.S.2d 483, 484-85
                 ---------------
(Sup. Ct. N.Y. Co. 1957); see also Grossman v. Sapphire Petroleums Ltd., 195
                          -------- ------------------------------------
N.Y.S. 2d 851,

853 (Sup. Ct. Kings Co. 1959). Thus, this Court should dismiss the Complaint for lack of personal jurisdiction over Rhone-Poulenc.

III. AS NO OFFER TO PURCHASE THE REMAINING SHARES HAS BEEN MADE, AND INDEED MAY NOT BE MADE UNTIL THE STANDSTILL AGREEMENT EXPIRES, THERE IS NO JUSTICIABLE CASE OR CONTROVERSY BEFORE THIS COURT

          Under the ripeness doctrine, it is axiomatic that courts are to decide cases and controversies, and refrain from rendering "advisory opinions." See,
                                                                          ---
e.g., New York State Inspection, Sec. and Law Enforcement Employees v. Cuomo, 64
----  ---------------------------------------------------------------------
N.Y.2d 233, 241, 485 N.Y.S.2d 719, 723 n.2 (1984) (holding that, as the ripeness doctrine barred consideration of the matter brought, "any further consideration would require this court to tender an advisory opinion, a practice not in accord with the settled policy in this State"). "Where the harm sought to be enjoined is contingent upon events which may not come to pass, the claim to enjoin the purported hazard is nonjusticiable as wholly speculative and abstract." Id. at
                                                                         ---
723. As "nonjusticiability implicates the subject matter jurisdiction of the Court, the petition must be dismissed." In re Jamaica Water Supply Co., 158
                                         ------------------------------
Misc. 2d 378, 396, 600 N.Y.S.2d 914, 927 (Sup. Ct. Queens Co. 1993).

          It is precisely this kind of speculative harm that plaintiff seeks to enjoin in this case. By plaintiff's own admission, Rhone-Poulenc has merely announced that it was "considering an offer" to purchase Rorer's stock. Complaint (P) 15. As such, the allegations of the Complaint are based on an uncertain future event that may or may not occur. Indeed, plaintiff concedes the uncertain nature of its claim by its references to "the proposed transaction" and the "planned overhaul." Id. (P)(P) 15, 16. Moreover, as
                                          ---
plaintiff further
concedes, Rhone-Poulenc currently is prohibited, by virtue of the standstill agreement, from taking any action to acquire Rorer's shares until July 31, 1997. Id. (P) 17. Thus, not only does plaintiff plead that the allegedly injurious
---
event has not yet happened, it goes on to admit that any possibility of the "offer" taking place may only happen some time in the future, if at all.

          Any consideration by this Court of claims stemming from such a concededly contingent event necessarily should be barred by the ripeness doctrine. Accordingly, as the Complaint "does not present a justiciable question in that it calls for an advisory opinion, presents a question which is not ripe for judicial review, and presents a question which is contingent," In
                                                                             --
re Jamaica Water Supply Co., 158 Misc. 2d at 396, 600 N.Y.S. 2d at 927, this
---------------------------
Court should dismiss plaintiff's Complaint.

     IV. THIS COURT SHOULD EXERCISE ITS DISCRETION UNDER THE DOCTRINE OF FORUM NON CONVENIENS AND DISMISS THIS ACTION AGAINST A FRENCH CORPORATION REGARDING DECISIONS MADE AND ACTIONS TAKEN IN FRANCE

          Even if this Court were to find that plaintiff has alleged a justiciable controversy and that Rhone-Poulenc is subject to the jurisdiction of the New York courts, this Court should decline to exercise its jurisdiction over this case. As is evident from a review of the Complaint, this case simply has no connection to New York.

          The principle that New York courts should not accept jurisdiction over actions that have no connection with this State is codified in CPLR 327, which provides that "[w]hen the court finds that in the interest of substantial justice the action should be heard in another forum, the court, on the motion of any party, may stay or dismiss the action in whole or in part on any conditions that may be just." CPLR 327(a) (McKinney
1997). Under the doctrine of forum non conveniens, a court may dismiss an action where it determines that, although jurisdictionally sound, the action would be better adjudicated elsewhere. Islamic Republic of Iran v. Pahlavi, 62
                                        -----------------------------------
N.Y.2d 474, 478-79, 478 N.Y.S.2d 597, 599 (1984), cert. denied, 469 U.S. 1108
                                                  ------------
(1985). The Court should consider the following factors in determining whether to dismiss an action on forum non conveniens grounds: (1) the fact that the transaction out of which the cause of action arose occurred primarily in a foreign jurisdiction; (2) the potential hardship to the defendant; (3) the unavailability of an alternative forum; (4) the residency of the parties; and
(5) the burden on the New York courts.  Id. at 479, 600.  No one factor is
                                        ---
determinative and this Court acts within its discretion when it considers and applies the relevant factors. Id. at 479, 600.
                               ---

          In deciding a motion based on forum non conveniens, the "overall focus must relate to the question or whether New York is an inconvenient forum and whether another forum is available which will best serve the ends of justice and the convenience of the parties.'"  Heaps v. Simon & Schuster Co., 150 A.D.2d
                                       -----------------------------
164, 165, 540 N.Y.S.2d 437, 438 (1st Dep't 1989) (quoting Irrigation & Indus.
                                                          -------------------
Dev. Corp. v. Indag, S.A., 37 N.Y.2d 522, 525, 375 N.Y.S.2d 296, 299
-------------------------
(1975)(quoting Silver v. Great Am. Ins. Co., 29 N.Y.2d 356, 361, 328 N.Y.S.2d
               ----------------------------
398, 402 (1972)). Because there is absolutely no connection between this lawsuit and the state of New York, all factors point to dismissal.